EXHIBIT 99.1

Press Release

Escalade Reports Consecutive Record Setting Quarters with Third Quarter Financials

Third-Quarter Highlights

•	Revenue increased 70.6% on net sales of $78.1 million
•	Gross margin improvement of 820 bps to 30.1%
•	Operating income of $12.8 million, an increase of 342.0%
•	Diluted EPS of $0.71 per share vs. $0.18 in the third quarter of 2019

Evansville, IN (October 29, 2020) Escalade, Incorporated (NASDAQ: ESCA) today announced financial results for its fiscal 2020 third quarter ended October 3, 2020. The Company posted quarterly revenue of $78.1 million, an increase of 70.6% over prior year, and a record for its third fiscal quarter. This represents the third consecutive quarter of record top line results. Quarterly diluted earnings per share were $0.71, up 306.7% from prior year.

“Amidst the backdrop of a global pandemic and a highly dynamic environment, our third quarter growth rate continued to accelerate compared to the previous quarter, while gross margin expanded 820 basis points to 30.1%. These key growth factors resulted in the record quarterly net income of $10.2 million compared to $2.5 million in 2019,” said Scott Sincerbeaux, President and CEO of Escalade, Inc.

“We are thrilled to report continued record quarterly revenue, fueled by key investments in product innovation, demand creation, and the emphasis and acceleration of factory orders and inventory flow to support customer and consumer demand. The record results of our third quarter demonstrate the strong execution of our strategy to deepen relationships with customers and consumers. Despite the unprecedented challenges brought on by the COVID-19 pandemic, all our associates across the Company have worked tirelessly to help our customers fulfill consumer demand. I thank them for their extraordinary efforts on behalf of our customers. The Escalade Global Supply Chain is working diligently to partner with our global factory and logistics partners to ensure demand is met now and into the future. Our product categories and brands continue to resonate at retail, and we are uniquely positioned to grow. In the third quarter, we continued to invest in key talent, facilities and capabilities which will strengthen our position to be the product portfolio of choice for our customers and consumers. As the COVID-19 pandemic continues to evolve, we believe we have the right strategies and strong leadership in place to strengthen our customer connectivity, deepen our strategic relationships with our vendors, navigate the challenges ahead and deliver sustained growth,” Sincerbeaux continued.

“Our results, cash position and untapped debt facility allows us to return value to our shareholders while making key strategic investments to sustain growth. We are also actively looking to make key acquisitions to strengthen our portfolio of brands, add key channels of distribution and drive deeper connections to our customers and consumers.”

“The Company achieved record growth in its top and bottom-line results,” said Stephen Wawrin, Escalade’s VP Finance and Chief Financial Officer. “This reflects our ability to leverage our business platform, including our nimble supply chain and balanced global and domestic manufacturing. We continue to invest in key inventory and new product innovation to fulfill marketplace demand. Importantly, our ongoing disciplined expense management enabled us to better align our variable expenses with growth acceleration, while continuing to invest in our people and operations. While we are aware of certain headwinds, including higher logistics costs due to overwhelming demand across all manufacturing points, we have taken steps to ensure our product pipeline is delivered to meet anticipated demand and continue to optimize and invest in our distribution capabilities to unlock immediate and future growth.”

Net sales for the third quarter of 2020 were $78.1 million compared to net sales of $45.8 million for the same quarter in 2019, an increase of $32.3 million or 70.6%. The increase in sales was attributable to growth in nearly all of our product categories, but most notably in our archery, outdoor and fitness categories, including basketball, Lifeline Fitness and Victory Tailgate.

Gross margin ratio for the third quarter of 2020 was 30.1%, compared to 21.9% for the same period in the prior year. The improvement in gross margin was primarily due to factory absorption and changes in product mix. Gross profit for the third quarter of 2020 was $23.5 million compared to $10.0 million for the same quarter in 2019.

Selling, general and administrative expenses (SG&A) were $10.4 million for the quarter compared to $6.8 million for the same period in the prior year, an increase of $3.6 million or 52.7%. SG&A, as a percent of sales, for the third quarter of 2020 decreased to 13.3% from 14.8% reported for the same period prior year.

Operating income for the third quarter of 2020 was $12.8 million compared to operating income of $2.9 million for the same period in the prior year.

Net income for the third quarter of 2020 was $10.2 million, or $0.71 diluted earnings per share compared to net income of 2.5 million, or $0.18 diluted earnings per share for the same quarter in 2019.

Escalade is a leading manufacturer and marketer of sporting goods products sold worldwide. To obtain more information on the Company and its products, visit our website at: www.EscaladeInc.com or contact Patrick Griffin, Vice President of Corporate Development & Investor Relations at 812/467-1358.

ABOUT ESCALADE SPORTS

Headquartered in Evansville, IN, Escalade Sports is a global manufacturer and distributor of sports and outdoor recreational equipment.  Leaders in their respective categories, Escalade Sports’ brands include Bear® Archery, Bear X™, Trophy Ridge®, Rocket®, SIK® and Cajun Bowfishing™ archery equipment; STIGA® and Ping-Pong® table tennis; Accudart® and Unicorn® darting; Atomic®, Victory Tailgate®, Triumph™ Sports, Viva Sol®, Zume Games® recreational games; DURA® and Onix® pickleball equipment; Goalrilla™, Goalsetter® residential in-ground basketball systems, Goaliath® and Silverback® residential in-ground and portable basketball goals; Lifeline® and the STEP® fitness products; Woodplay® premium playsets; and Cue&Case® - a leader in specialty billiard accessories. Escalade Sports’ products are available at sporting goods dealers and independent retailers nationwide.  For more information on Escalade Sports, its brands, instruction manuals, retailers, warranty, replacement parts or customer service, please call 1-888-784-4288 or visit www.escaladesports.com.

2

FORWARD-LOOKING STATEMENTS

This report contains forward-looking statements relating to present or future trends or factors that are subject to risks and uncertainties. These risks include, but are not limited to: specific and overall impacts of the COVID-19 global pandemic on Escalade’s financial condition and results of operations; Escalade’s plans and expectations surrounding the transition to its new Chief Executive Officer and all potential related effects and consequences; the impact of competitive products and pricing; product demand and market acceptance; new product development; Escalade’s ability to achieve its business objectives, especially with respect to its Sporting Goods business on which it has chosen to focus; Escalade’s ability to successfully achieve the anticipated results of strategic transactions, including the integration of the operations of acquired assets and businesses and of divestitures or discontinuances of certain operations, assets, brands, and products; the continuation and development of key customer, supplier, licensing and other business relationships; the ability to successfully negotiate the shifting retail environment and changes in consumer buying habits; the financial health of our customers; disruptions or delays in our business operations, including without limitation disruptions or delays in our supply chain, arising from political unrest, war, labor strikes, natural disasters, public health crises such as the coronavirus pandemic, and other events and circumstances beyond our control; Escalade’s ability to control costs; Escalade’s ability to successfully implement actions to lessen the potential impacts of tariffs and other trade restrictions applicable to our products and raw materials, including impacts on the costs of producing our goods, importing products and materials into our markets for sale, and on the pricing of our products; general economic conditions; fluctuation in operating results; changes in foreign currency exchange rates; changes in the securities markets; Escalade’s ability to obtain financing and to maintain compliance with the terms of such financing; the availability, integration and effective operation of information systems and other technology, and the potential interruption of such systems or technology; risks related to data security of privacy breaches; and other risks detailed from time to time in Escalade’s filings with the Securities and Exchange Commission. Escalade’s future financial performance could differ materially from the expectations of management contained herein. Escalade undertakes no obligation to release revisions to these forward-looking statements after the date of this report.

3

Escalade, Incorporated and Subsidiaries

Consolidated Statements of Operations

(Unaudited, In Thousands Except Per Share Data)

	Three Months Ended		Nine Months Ended
All Amounts in Thousands Except Per Share Data	October 3, 2020	October 5, 2019	October 3, 2020	October 5, 2019

Net sales	$78,069	$45,756	$198,882	$133,497

Costs and Expenses
Cost of products sold	54,548	35,717	141,911	102,022
Selling, administrative and general expenses	10,374	6,793	29,752	24,576
Amortization	332	347	1,108	1,135

Operating Income	12,815	2,899	26,111	5,764

Other Income (Expense)
Interest expense	(44)	(96)	(148)	(295)
Other income	40	3	108	12

Income Before Income Taxes	12,811	2,806	26,071	5,481

Provision for Income Taxes	2,625	266	5,224	798

Net Income	$10,186	$2,540	$20,847	$4,683

Earnings Per Share Data:
Basic earnings per share	$0.72	$0.18	$1.48	$0.32
Diluted earnings per share	$0.71	$0.18	$1.47	$0.32

Dividends declared	$0.140	$0.125	$0.390	$0.375

4

Consolidated Balance Sheets

(Unaudited, In Thousands)

All Amounts in Thousands Except Share Information	October 3, 2020	December 28, 2019	October 5, 2019
	(Unaudited)	(Audited)	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$6,811	$5,882	$5,226
Receivables, less allowance of $798; $483; and $519; respectively	63,750	35,450	35,592
Inventories	63,738	42,269	48,424
Prepaid expenses	2,580	3,151	2,696
Prepaid income tax	--	163	1,613
TOTAL CURRENT ASSETS	136,879	86,915	93,551

Property, plant and equipment, net	16,029	15,111	15,207
Operating lease right-of-use assets	1,271	1,080	1,242
Intangible assets, net	17,739	18,847	19,181
Goodwill	26,749	26,749	26,749
Other assets	49	77	86
TOTAL ASSETS	$198,716	$148,779	$156,016

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Note payable	$--	$135	$135
Trade accounts payable	32,102	7,765	9,947
Accrued liabilities	18,702	9,689	8,819
Income tax payable	1,675	--	--
Current operating lease liabilities	693	621	689
TOTAL CURRENT LIABILITIES	53,172	18,210	19,590

Other Liabilities:
Long-term debt	--	--	5,221
Deferred income tax liability	3,537	3,537	3,409
Operating lease liabilities	591	475	575
Other liabilities	387	387	1,094
TOTAL LIABILITIES	57,687	22,609	29,889

Stockholders' Equity:
Preferred stock:
Authorized 1,000,000 shares; no par value, none issued
Common stock:
Authorized 30,000,000 shares; no par value, issued and outstanding – 14,169,404; 14,214,777; and 14,291,347; shares respectively	14,169	14,215	14,291
Retained earnings	126,860	111,955	111,836
TOTAL STOCKHOLDERS' EQUITY	141,029	126,170	126,127
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$198,716	$148,779	$156,016

5